                                                                 Exhibit (g)(18)
                                                                          [LOGO]

ADDENDUM NO. 2 to the Reinsurance Agreement referred to as NO. 7782-1 effective August 18, 2003 made between IDS LIFE INSURANCE COMPANY OF NEW YORK (hereinafter referred to as "the Ceding Company") and [NAME OF REINSURANCE COMPANY] (hereinafter referred to as "the Reinsurer").

1. It is hereby declared and agreed that Exhibit B and Exhibit D of the above Agreement will be replaced by the attached Exhibit B and Exhibit D (both Revised January 1, 2005) in order to revise the Reinsurer's share, provision B.7 (International Risks) and allowances, with respect to any New Policy (as defined below). The original Exhibit B and Exhibit D remain applicable to any Existing Policy (as defined below).

      With respect to any insurance policy identified in Exhibit B of the Agreement issued by the Ceding Company on or after January 1, 2005, or any covered rider on such policy (hereinafter referred to as a "New Policy"), the Reinsurer's share is decreased to [percentage] of the total automatic pool. For purposes of this Agreement, a New Policy will be deemed to include any insurance policy identified in Exhibit B that either (i) has an issue date or is applied for on or after January 1, 2005, or (ii) goes into effect on or after January 1, 2005 even if backdated to reflect an issue date prior to January 1, 2005, including any covered rider on such policy. Any policy issued by the Ceding Company and originally covered by the Agreement prior to January 1, 2005 is considered an Existing Policy, including any covered rider on such policy issued prior to January 1, 2005 (any covered rider added on or after January 1, 2005 shall be treated in the same manner as a New Policy). Existing Policy also includes any conditional receipt or temporary insurance provision if the policy is applied for prior to January 1, 2005 until such time as the policy is issued or declined, but only to the extent coverage for such risks is provided for under the terms of the Agreement.

2. It is further agreed that any change, reinstatement, increase, replacement or conversion of an Existing Policy following January 1, 2005 will be treated and covered in the manner provided for in the Agreement without regard to the change in Reinsurer's share or allowances as noted above.

3. It is further agreed that the schedule outlined in Article 9.4 (Lead Reinsurer) of the Agreement will be replaced with the following, effective January 1, 2005:

           ---------------------------------------------------------------
            CLAIMANT LAST NAME         LEAD REINSURER
           ---------------------------------------------------------------
           A-F                         [name of reinsurance company]
           ---------------------------------------------------------------
           G-M                         [name of reinsurance company]
           ---------------------------------------------------------------
           N-S                         [name of reinsurance company]
           ---------------------------------------------------------------
           T-Z                         [name of reinsurance company]
           ---------------------------------------------------------------


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                                                                               2


Except as expressly amended above, all other terms of the Agreement, together with all exhibits and attachments thereto, remain in full force and effect. This Addendum No. 2 takes effect January 1, 2005 and supersedes both the notice of termination sent by the Reinsurer to the Ceding Company dated September 22, 2004 and Addendum No. 1 previously executed by the parties.

Made in duplicate and executed by both parties.

Signed for and on behalf of IDS LIFE INSURANCE COMPANY OF NEW YORK

By:    [ILLEGIBLE]                                 By:    [SIGNATURE]
Title: President                                   Title: Reinsurance Officer
Date:  7/21/05                                     Place: 7/21/05

Signed for and on behalf of [NAME OF REINSURANCE COMPANY]

By:    [signature]                                 By:    [signature]
Title: [title]                                     Title: [title]
Date:  April 8, 2005                               Place: 4-13-05


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                                                                       EXHIBIT B
                                                       (Revised January 1, 2005)

                        PLANS COVERED AND BINDING LIMITS

The business reinsured under this Agreement is defined as follows:

B.1   PLANS, RIDERS AND BENEFITS

      Policies issued on plans with effective dates on or after the Commencement Date shown below qualify for reinsurance under the terms of this Agreement. It is understood that policies may be backdated by up to six
      (6) months from the date shown below.

                                                                 COMMENCEMENT
      PLAN IDENTIFICATION                                            DATE
      ---------------------------------------------------     -----------------


      VUL-IV (Form 39061C)                                     August 18, 2003

      LP Select (Form 39080C)                                  August 18, 2003

      BENEFIT & RIDERS:

      Automatic Increasing Benefit Rider (AIBR) (Form 38965)   August 18, 2003

      Base Insured Rider (BIR) (Form 139043)                   August 18, 2003

      Other Insured Rider (OIR) (Form 39451 and Form 39976C)   August 18, 2003

B.2   BASIS

      Cessions may be automatic, capacity facultative or non-capacity facultative. Only mortality risk will be reinsured under this Agreement.

      Automatic cessions shall be on a first dollar quota share basis with the Ceding Company retaining its Retained Share as described in Exhibit A. Net Amount at Risk in excess of the Retained Share will be ceded to reinsurers, a percentage of which is assumed by the Reinsurer as the Reinsured Net Amount at Risk, determined as of the last policy anniversary or subsequent policy change date if applicable.

      The Reinsurer's Percentage Share for purposes of calculating the Reinsured Net Amount at Risk is [percentage].


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                                                                       EXHIBIT B
                                                                          Page 2
                                                       (Revised January 1, 2005)

      Facultative cessions will be negotiated on a case-by-case basis. The Ceding Company, at its discretion, may submit any policy for facultative consideration rather than automatic cession or in cases where automatic capacity has been exhausted. For facultative cessions, the Ceding Company's Retained Share and the Reinsurer's Percentage Share of the Reinsured Net Amount at Risk shall be determined based on terms offered by the Reinsurer and accepted by the Ceding Company at the time the policy or rider is applied for.

B.3   AUTOMATIC BINDING LIMITS

      Life

      --------------------------------------------------------------------------
        Issue Age     Standard - Table D      Table E - H        Table I - P
      --------------------------------------------------------------------------
      0 - 75           [dollar amount]      [dollar amount]    [dollar amount]
      --------------------------------------------------------------------------
      76 - 80          [dollar amount]      [dollar amount]    [dollar amount]
      --------------------------------------------------------------------------
      81 - 85          [dollar amount]      [dollar amount]    [dollar amount]
      --------------------------------------------------------------------------
      86 - 90          [dollar amount] )    [dollar amount]    [dollar amount]
      --------------------------------------------------------------------------

      The Ceding Company may not cede reinsurance automatically if the sum of all amounts in force and applied for on the same life with the Ceding Company, excluding amounts being internally replaced, exceeds the above Automatic Binding Limits. These Automatic Binding Limits include any amounts within the Ceding Company's retention.

      Increased policy amounts elected under the terms of the Automatic Increasing Benefit Rider will not be taken into account for automatic and jumbo limits, provided that the total of all increases to the Specified Amount of a single policy cannot exceed [dollar amount].

      If an applicant has existing joint life coverage inforce with the Ceding Company, the full face amount of the joint life policy will be included in the total inforce risk on the life for the purposes of the application of automatic and jumbo limits.

B.4   JUMBO LIMITS

      -----------------------------------
        Issue Age        Jumbo Limit
      -----------------------------------
      [ages]           [dollar amount]
      -----------------------------------
      [ages]           [dollar amount]
      -----------------------------------


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

                                                                       EXHIBIT B
                                                                          Page 3
                                                       (Revised January 1, 2005)

      The Ceding Company will not cede any risk automatically if, according to information available to the Ceding Company, the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown above.

B.5   CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

      The Reinsurer's liability will not exceed its proportionate share of

      a)   [dollar amount], or

      b) [dollar amount] if the amount is ordered by a court of competent jurisdiction or the result of a settlement with the applicant.

B.6   CESSION LIMITS

      Minimum Initial Cession: None for automatic cessions. For facultative cessions, the minimum cession shall be [dollar amount] up to age 70, and [dollar amount] for ages over 70.

B.7   INTERNATIONAL RISKS

      The Ceding Company may cede reinsurance automatically on international clients who meet the financial and medical criteria listed in the Ceding Company's "Guidelines for Underwriting International Clients and Foreign Travel ('International Risk Guidelines')," if their country of origin and citizenship has been agreed for automatic reinsurance and is shown in the International Risk Guidelines as an 'A' or 'B' location.

      If an international client does not meet the Ceding Company's financial or medical criteria, requires a flat extra or individual consideration under the Ceding Company's International Risk Guidelines, or if the country of origin or citizenship is not an agreed 'A' or 'B' location, then reinsurance will not be ceded automatically.

      The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its international client guidelines. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented in writing to accept policies subject to such changes.


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                                                                       EXHIBIT D
                                                       (Revised January 1, 2005)

                              REINSURANCE PREMIUMS

D.1   PREMIUMS AND ALLOWANCES

      Plans covered under this Agreement will be reinsured on a YRT basis. Reinsurance premium rates shall equal the Ceding Company's original annual Band 4 COI premium rates for the VUL-III plan, as shown in Schedule D-1 attached hereto, less the following allowances:

      -----------------------------------------------------------
      UNDERWRITING CLASS             YEARS 1-10    YEARS 11 +
      -----------------------------------------------------------
      Preferred Non-Smoker           [percentage]  [percentage]
      -----------------------------------------------------------
      Standard Non-Smoker            [percentage]  [percentage]
      -----------------------------------------------------------
      Smoker                         [percentage]  [percentage]
      -----------------------------------------------------------

      To determine the amount of reinsurance premium to be paid by the Ceding Company to the Reinsurer, these reinsurance premium rates will be applied to the Reinsured Net Amount at Risk for each policy determined as of the last policy anniversary or subsequent policy change date if applicable.

D.2   AGE BASIS

      Age Last Birthday

D.3   POLICY FEES

      The Reinsurer will not participate in any policy fees.

D.4   SUBSTANDARD PREMIUMS

      Substandard multiple ratings will be applied to increase the underlying COI rates by [percentage] per table of assessed rating, and the normal base allowances will be paid on the entire amount.

      When flat extras are applied, the following allowances will be paid on the extra premium portion:

      Temporary (five years or less): [percentage] for first year and all renewal years Permanent (over five years): [percentage] for first year and [percentage] for all renewal years

                                                                       EXHIBIT D
                                                                          Page 2
                                                       (Revised January 1, 2005)

D.5   RIDERS AND BENEFITS

      AIBR (Automatic Increase Benefit Rider) - Elected increases will be proportionately reinsured using the premiums for the base coverage, at point-in-scale.

      BIR (Base Insured Rider) and OIR (Other Insured Rider) - These riders will be proportionately reinsured using the same premium rates scale as used for the base coverage.

      ACCELERATED DEATH BENEFIT RIDER - if IDS Life pays an accelerated death benefit under the terms of the policy contract, the reinsurance coverage will continue unaffected until the death of the insured.

      The following benefits are not reinsured under this Agreement:

      Waiver of Monthly Deduction Rider (WMD)
      Children's Insurance Rider (CIR)
      Accidental Death Benefit Rider (ADB)

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                                  SCHEDULE D-1
                         Basis for Reinsurance Premiums

        ALB ANNUAL COST OF INSURANCE RATES PER $1000 (BEFORE ALLOWANCES)

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                    Male         Male         Male         Female       Female       Female
   Attained      Preferred     Standard     Standard     Preferred     Standard     Standard
     Age         Nonsmoker    Nonsmoker      Smoker      Nonsmoker    Nonsmoker      Smoker
     ---         ---------    ---------      ------      ---------    ---------      ------
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
0
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1
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

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
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                    Male         Male         Male         Female       Female       Female
   Attained      Preferred     Standard     Standard     Preferred     Standard     Standard
     Age         Nonsmoker    Nonsmoker      Smoker      Nonsmoker     Nonsmoker     Smoker
     ---         ---------    ---------      ------      ---------     ---------     ------
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
30
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


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
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                    Male         Male         Male         Female       Female       Female
   Attained      Preferred     Standard     Standard     Preferred     Standard     Standard
     Age         Nonsmoker    Nonsmoker      Smoker      Nonsmoker     Nonsmoker     Smoker
     ---         ---------    ---------      ------      ---------     ---------     ------
----------------------------------------------------------------------------------------------
66
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67
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68
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